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                                                                EXHIBIT 99(p)(1)

                                      FUND
                                 CODE OF ETHICS

A.   LEGAL REQUIREMENTS.

               Rule 17j-1 under the Investment Company Act of 1940 (the "Act") makes it unlawful for any officer or trustee/director (as well as other access persons) of One Group(R) Mutual Funds, One Group(R) Investment Trust, J.P. Morgan Funds, J.P. Morgan Institutional Funds, J.P. Morgan Series Trust, J.P. Morgan Mutual Fund Group, Growth and Income Portfolio, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Investment Trust, Undiscovered Manager Fund, UM Investment Trust, J.P. Morgan Mutual Fund Trust, J.P. Morgan Mutual Fund Select Trust, J.P. Morgan Mutual Fund Select Group, J.P. Morgan Mutual Fund Series, UM Investment Trust II, and Security Capital Real Estate Mutual Funds Incorporated (each referred to individually and collectively as the "Trust"), in connection with the purchase or sale(1) by such person of a security "held or to be acquired" by any investment portfolio of the Trust (a "Fund"):

               (1) To employ any device, scheme or artifice to defraud the Trust or a Fund;

               (2) To make to the Trust or a Fund any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or a Fund; or

               (4) To engage in any manipulative practice with respect to the Trust or a Fund.

               A security is "held or to be acquired" if it is a covered security(2) (or an option for or exchangeable for a covered security) and within the most recent 15 days (i) the covered security is or has been held by the Trust or a Fund, or (ii) the covered security is

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       (1) A purchase or sale includes the writing of an option to purchase or sell.

       (2) A "covered security" is any security under the broad definition of
     Section 2(a)(36) of the Act except: (i) direct obligations of the United States government, (ii) bankers' acceptances, bank CDs, commercial paper, and high quality short-term debt instruments (including repurchase agreements), and (iii) shares of open-end investment companies, other than non-money market shares issued by the Trust.

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          being or has been considered by the Trust or a Fund or the investment adviser for the Trust or a Fund for purchase by the Trust or the Fund.

B.   TRUST POLICIES.

          1. It is the policy of the Trust that no "access person"(3) of the Trust or of a Fund shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1(b) set forth above.

          2. In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of access persons of the Trust or of a Fund:

               (a) It is the duty of all access persons of the Trust or of a Fund to place the interest of Trust shareholders first;

               (b) All access persons of the Trust or of a Fund shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and

               (c) No access person of the Trust or of a Fund shall take inappropriate advantage of his or her position with the Trust or with a Fund.

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       (3) An "access person" is (i) each trustee/director or officer of the
     Trust, (ii) each employee (if any) of the Trust who, in connection with his regular duties, makes, participates in, or obtains information about the purchase or sale of a security by the Trust or a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Trust or a Fund who obtains information concerning recommendations made to the Trust or to a Fund with regard to the purchase or sale of covered securities.

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C.   REPORTING REQUIREMENTS.(4)

               In order to provide the Trust with information to enable it to determine with reasonable assurance whether the Trust's policies are being observed by its access persons:

               (a) Each person becoming an access person of the Trust or of a Fund on or after March 1, 2000, other than a trustee/director who is not an "interested person" of the Trust (as defined in the Act), shall no later than 10 days after becoming such an access person submit a report in the form attached hereto as Exhibit A (an "Initial Holdings Report") to the Trust's Chief Compliance Officer or his/her delegate ("CCO") showing all holdings in "covered securities" in which the person had any direct or indirect beneficial ownership(5)

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       (4) An access person of the Trust who is also an access person of an investment adviser or sub-adviser to the Trust need not submit reports otherwise required by this Section C PROVIDED that either (i) such person submits to such investment adviser or sub-adviser forms prescribed by the Code of Ethics of such adviser or sub-adviser containing substantially the same information as called for in the forms required by this Section C, or
     (ii) the information in such report would duplicate information required to be recorded under Rule 204-2(a)(13) under the Investment Advisers Act of 1940. An access person of the Trust who is also an access person of the Trust's principal underwriter need not submit reports otherwise required by this Section C PROVIDED that such person submits to the principal underwriter forms prescribed by the Code of Ethics of such principal underwriter containing substantially the same information as called for in the forms required by this Section C. An access person of the Trust who is also an access person of the Trust's administrator may submit reports required by this Section C on forms prescribed by the Code of Ethics of such administrator PROVIDED that such forms contain substantially the same information as called for in the forms required by this Section C and comply with the requirements of Rule 17j-1(d)(1). Moreover, in the case of reports under paragraph (b) of this Section C, any access person may supply to the Trust in lieu of such reports with duplicate copies of broker trade confirmations or account statements with respect to the access person PROVIDED such confirmations and/or account statements are: (i) received by the Trust within the time period and (ii) contain all the information required by paragraph (b) of Section C. No Trustee is required to file a report if the sole purpose for doing so would be to indicate the absence of reportable transactions in covered securities during the relevant period.

       (5) "Beneficial ownership" of a security as used in this Section C is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all covered securities. Generally, a person should consider himself the beneficial owner of covered securities held by his

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          (which information must be current as of a date no more than 45 days prior to the date the person becomes an access person). Such Initial Holdings Report shall also indicate all broker/dealers and banks with which the access person held direct or indirect ownership of securities. Such reports need not show holdings over which such person had no direct or indirect influence or control.

               (b) Each access person of the Trust or of a Fund, other than a trustee/director who is not an "interested person" of the Trust (as defined in the Act), shall submit reports each quarter in the form attached hereto as Exhibit B (a "Securities Transaction Report") to the Trust's CCO showing all transactions in "covered securities" in which the person had, or by reason of such transaction acquired, any direct or indirect beneficial ownership. Such reports shall be filed no later than 30 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control.

               (c) Each trustee/director who is not an "interested person" of the Trust (as defined in the Act) shall submit the same quarterly report as required under paragraph (b), but only for a transaction in a covered security where he knew at the time of the transaction or, in the ordinary course of fulfilling his official duties as a trustee/director, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Trust or the Fund. No report is required if the trustee/director had no direct or indirect influence or control over the transaction.

               (d) Each access person of the Trust or of a Fund, other than a trustee/director who is not an "interested person" (as defined in the Act), shall by January 10 of each year submit to the Trust's CCO a report in the form attached hereto as Exhibit A (an "Annual Holdings Report") showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership as of a date no more than 45 days before the report is submitted. Such report need not show holdings over which such person had no direct or indirect influence or control.

D.   PRECLEARANCE PROCEDURES.

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     spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such covered securities benefits substantially equivalent to those of ownership. He should also consider himself the beneficial owner of securities if he can vest or revest title in himself now or in the future.

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               Investment personnel of the Trust or a Fund shall obtain approval from the CCO or the relevant investment adviser or sub-adviser before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.(6)

E.   NOTICE TO, AND REVIEW OF, HOLDINGS REPORTS BY ACCESS PERSONS.

               1. The CCO shall notify each access person of the Trust or of a Fund who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.

               2. The CCO shall review reports submitted under Section C of this Code within 21 days of submission.

               3. The CCO shall establish and maintain records of access persons of the Trust who are required to make reports under Section C of this Code and shall establish and maintain records of any delegate responsible for reviewing such reports.

F.   REPORTS TO TRUSTEES/DIRECTORS.

               1. The President of the Trust or his or her delegate shall report to the Board of Trustees/Directors:

               (a) at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by the Trust or a Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Secretary, the Trust, a Fund, or the respective investment adviser or sub-adviser for the Trust or a Fund, was considering the purchase or sale of such security, unless the amount involved in the transaction was less than $50,000;

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       (6) "Investment personnel of the Trust or a Fund" means (i) any employee of the Trust (or of a company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or a Fund, and (ii) any natural person who controls the Trust or a Fund and who obtains information concerning recommendations made to the Trust or a Fund regarding the purchase or sale of securities. "Initial public offering" and "limited offering" shall have the same meaning as set forth in Rule 17j-1(a)(6) and (8), respectively.

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               (b) with respect to any transaction or holdings not required to be reported to the Board by the operation of subparagraph (a) that the President of the Trust or his or her delegate believes nonetheless may evidence a violation of this Code; and

               (c) any apparent violation of the reporting requirements of Section C of this Code.

               2. The Board shall consider reports made to it hereunder and shall determine whether the policies established in section B of this Code have been violated, and what sanctions, if any, should be imposed.

G.   APPROVAL OF CODES AND MATERIAL AMENDMENTS THERETO.

               1. The Board of Trustees/Directors of the Trust, including a majority of the independent Trustees/Directors thereof, shall approve the Codes of Ethics of the Trust, of any principal underwriter of the Trust, and of each investment adviser and sub-adviser to any Fund. No principal underwriter of the Trust or investment adviser or sub-adviser to any Fund may be appointed unless and until the Code of Ethics of that entity has been approved by the Board of Trustees/Directors of the Trust, including a majority of the independent Trustees/Directors thereof. Following initial approval of the Code of Ethics of any principal underwriter of the Trust or any investment adviser or sub-adviser to any Fund, any material change to such Code must be approved by the Board of Trustees/Directors of the Trust, including a majority of the independent Trustees/Directors thereof, within six months of said amendment. No amendment of this Code may be made unless and until approved by the Board of Trustees/Directors of the Trust, including a majority of the independent Trustees/Directors thereof.

               2. In approving a Code of Ethics, the Board of Trustees/Directors shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

H.   ANNUAL REPORT

               The Trust, any principal underwriter thereof, and any investment adviser or sub-adviser to any Fund shall, not less frequently than annually, furnish the Board of Trustees/Directors of the Trust with a written report that:

               1. describes any issues arising under its Code of Ethics or procedures since the last report to the Board of Trustees/Directors, including, but not limited to, information about material violations of such Code or procedures and sanctions imposed in response, and

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               2.   certifies that the Fund, principal underwriter, or
                    investment adviser or sub-adviser, as applicable, has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

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               This Code, a copy of each Securities Transaction and Holdings
Report by an access person, any written report hereunder by the President of the Trust or his or her delegate, and lists of all persons required to make reports shall be preserved with the Trust's records for the period required by Rule 17j-1.

Effective:   February 1, 2005

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                                                                       Exhibit A

                                 Holdings Report

     -    Initial Holdings Report of ___________, 200__
          (date a reporting person became an access person)

     -    Annual Holdings Report as of ____________, 200__
          (date not more than 45 days prior to submission)

I.   To the President or President's delegate of the Funds*:

     - As of the above date, I had direct or indirect beneficial ownership of the following covered securities:

                                                     PRINCIPAL
                   NUMBER                            AMOUNT OF
     TITLE         OF SHARES                         SECURITY
--------------------------------------------------------------------------------



     -    I have no covered securities to report.

II. As of that same date, I held direct or indirect beneficial ownership of securities with the following broker/dealer(s) or bank(s) (note: list accounts, not securities)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     -    I have no accounts to report.

     This report (i) excludes securities with respect to which I had no direct or indirect influence or control, including investments through an automatic investment plan, (ii) excludes securities not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Date:                                Signature:
     -----------------                         ------------------------

* One Group(R) Mutual Funds, One Group(R) Investment Trust, J.P. Morgan Funds, J.P. Morgan Institutional Funds, J.P. Morgan Series Trust, J.P. Morgan Mutual Fund Group, Growth and Income Portfolio, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan Mutual Fund Investment Trust, Undiscovered Manager Fund, UM Investment Trust, J.P. Morgan Mutual Fund Trust, J.P. Morgan Mutual Fund Select Trust, J.P. Morgan Mutual Fund Select Group, J.P.

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Morgan Mutual Fund Series, UM Investment Trust II, and Security Capital Real
Estate Mutual Funds Incorporated

                                                                       Exhibit B

                          Securities Transaction Report

                  For the Calendar Quarter Ended: _____, 200__

To the President or President's delegate of the Funds*:

I.   -    During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Trust's Code of Ethics:

TITLE OF                                                                                         BROKER/
SECURITY (AND                                                                                    DEALER
INTEREST RATE                    NO. OF SHARES AND          NATURE OF          PRICE AT          OR BANK
AND MATURITY                     PRINCIPAL DOLLAR           TRANSACTION        WHICH             THROUGH
DATE, IF        DATE OF          AMOUNT OF                  (PURCHASE,         TRANSACTION       WHOM
APPLICABLE)     TRANSACTION      TRANSACTION (PRICE)        SALE, OTHER)       EFFECTED          EFFECTED
-------------------------------------------------------------------------------------------------------------



     -    I have no securities transactions to report.

II.  -    During the quarter referred to above, I established the following account in which securities were held for my direct or indirect benefit during the quarter (note: list accounts, not securities):

BROKER/DEALER OR
BANK WITH WHOM                                              DATE THE ACCOUNT
ACCOUNT ESTABLISHED                                         WAS ESTABLISHED
------------------------------------------------------------------------------



     -    I have no accounts to report.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, including investments through an automatic investment plan, (ii) excludes transactions not required to be reported, and
(iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                Signature:
     -----------------                         ------------------------

* One Group(R) Mutual Funds, One Group(R) Investment Trust, J.P. Morgan Funds, J.P. Morgan Institutional Funds, J.P. Morgan Series Trust, J.P. Morgan Mutual Fund Group, Growth and

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Income Portfolio, J.P. Morgan Fleming Mutual Fund Group, Inc., J.P. Morgan
Mutual Fund Investment Trust, Undiscovered Manager Fund, UM Investment Trust, J.P. Morgan Mutual Fund Trust, J.P. Morgan Mutual Fund Select Trust, J.P. Morgan Mutual Fund Select Group, J.P. Morgan Mutual Fund Series, UM Investment Trust II, and Security Capital Real Estate Mutual Funds Incorporated